Exhibit 10.14

U.S. $8,000.000
PROMISSORY NOTE
given by

K-TEL INTERNATIONAL, INC.
to
K-5 LEISURE PRODUCTS, INC.

Dated: September 27, 1999	At: Minneapolis, Minnesota

FOR VALUE RECEIVED, UPON DEMAND, or if demand is not made before November 20, 2001, then on November 20, 2001 (the “Maturity Date”) the undersigned K-TEL INTERNATIONAL, INC. promises to pay to the order of K-5 LEISURE PRODUCTS, INC. (“Lender”) at its principal place of business at 220 Saulteaux Crescent, Winnipeg, Manitoba R3J 3W3, Canada or at such other place as the holder hereof may from time to time designate, the principal sum of Eight Million and no/100 U.S. Dollars (U.S. $8,000,000.00) together with interest upon the unpaid principal balance outstanding from the date hereof at an annual rate equal to the Reference Rate of Interest (computed on the basis of actual days elapsed in a 365-day year) as the same may change from time to time.  Interest shall be payable on demand, but until such demand is made, monthly, commencing October 31, 1999 and continuing on the same day of each succeeding month until this Note is paid in full.

The term “Reference Rate of Interest” shall be that rate of interest most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its “Reference Rate,” irrespective of whether such announced rate is the best rate available from such financial institution.  All changes in the rate of interest due hereunder are effective automatically on the same day that said bank’s Reference Rate change takes effect.

All payments received hereon shall be applied first in payment of accrued interest and the balance thereof shall be applied in reduction of principal.

This Note is the Current Note referred to in that certain Credit Agreement between the undersigned and Lender dated as of the date hereof (the “Credit Agreement”) and is secured by, among other things, a Security Agreement dated the date hereof, from the undersigned as Debtor to the Lender as Secured Party (the “Security Agreement”), and Stock Security Agreements (as defined in the Credit Agreement) and is subject to acceleration as provided therein.

All of the agreements, conditions, covenants, provisions and stipulations contained in the Credit Agreement, the Security Agreement and the Stock Security Agreements are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Time is of the essence hereof.

The undersigned agree to pay any reasonable attorneys’ fees incurred by the Lender in preparation, administration, collection or enforcement of this Note, the Credit Agreement, the Security Agreements and the Stock Security Agreements, whether suit be brought or not, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided in this Note, the Credit Agreement, the Security Agreements and the Stock Security Agreement.

This Note shall also become automatically due and payable (including unpaid interest accrued hereon) without notice or demand if an Event of Default occurs under the Credit Agreement.

The undersigned and any guarantor, surety or endorser hereby waive demand, presentment, notice of nonpayment, protest, notice of protest, notice of dishonor and diligence in collection and agree that without any notice the Lender hereof may take and/or release additional security for this Note or the Lender hereof may, from time to time, release any part or parts of the property and interests subject to the Security Agreement or the Stock Security Agreements with or without consideration and that in any such case the undersigned and any guarantor, surety or endorser shall remain liable to pay the unpaid balance of the indebtedness evidenced hereby as so additionally secured, extended, renewed or modified and notwithstanding any such release.

The remedies of the Lender, as provided herein and in the Credit Agreement, the Security Agreement and the Stock Security Agreements, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur.  The Lender may, in its discretion, waive any default hereunder and its consequences and rescind any declaration of acceleration of principal; provided, however, that no action or inaction by the Lender shall be deemed a waiver of any of the Lender’s rights or remedies unless the Lender specifically agrees in writing that such action or inaction shall constitute a waiver of its rights or remedies.  Any waiver shall only apply to the particular instance for which it was agreed.  No delay in exercising and no failure in exercising any right or remedy hereunder or afforded by law shall be a waiver of or preclude the exercise of any right or remedy hereunder or provided by law, whether on such occasion or any future occasion, nor shall such delay be construed as a waiver of any default or acquiescence therein.  The exercise or the beginning of the exercise of one right or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right or remedy.

This Note may be prepaid in whole or in part at any time without fee or penalty.

It is intended that this Note is made with reference to and shall be governed by and construed in accordance with the laws of the State of Minnesota, except insofar as the Lender may rely on the laws of the United States to justify the interest rate charged hereunder.

All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum rate permissible under applicable law.  If under any circumstances whatsoever, performance of any obligation herein or in any security instrument at any time given as security for the performance of such obligation shall involve exceeding the limit of validity prescribed by law, then the obligation to be performed shall automatically be reduced to the limit of such validity and if for any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate.  Such amount which would be in excess of interest at the highest lawful rate shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between maker and Lender and shall also be binding upon and available to any subsequent holder or endorsee of this Note.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date and year first above written.

K-TEL INTERNATIONAL, INC.

By	/s/ Lawrence Kieves
Its	PRESIDENT